UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

MEDEQUITIES REALTY TRUST, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37887	46-5477146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 West End Avenue, Suite 1000 Nashville, TN		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 627-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 10, 2017, MedEquities Realty Operating Partnership, LP, the operating partnership (the “Operating Partnership”) of MedEquities Realty Trust, Inc. (the “Company”), entered into the Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with KeyBank National Association, as administrative agent and a lender, KeyBanc Capital Markets, Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets, Inc., as co-lead arrangers and book runners, and the other lenders and agents party thereto. The Amended Credit Agreement provides for a $300 million secured revolving credit facility (the “Revolving Credit Facility”) and a $125 million secured term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The Credit Facility replaces the Operating Partnership’s prior $300 million secured credit facility, which was scheduled to mature in November 2017.  At closing, the Operating Partnership borrowed $31.5 million under the Revolving Credit Facility and $125 million under the Term Loan Facility to repay all amounts outstanding under the prior facility.

The Amended Credit Agreement includes an accordion feature that allows the total commitments under the Credit Facility to be increased to $700 million, including under an additional term loan, subject to certain conditions, including obtaining commitments from any one or more lenders. The amount available to borrow under the Credit Facility is limited according to a borrowing base valuation of assets owned by subsidiaries of the Operating Partnership. At closing, the Operating Partnership had approximately $101.1 million of available borrowing capacity under the Revolving Credit Facility, based on the current borrowing base assets. The Operating Partnership has the option to remove assets from the pool of borrowing base assets and to add different assets, subject to its continued compliance with the financial covenants and other terms of the Amended Credit Agreement. The Credit Facility is secured by a pledge of the Operating Partnership’s equity interests in its subsidiaries that own borrowing base assets, which is substantially all of the assets of the Company. The Amended Credit Agreement includes the ability to convert the Credit Facility to an unsecured facility, subject to certain conditions, including having a minimum gross asset value (as defined in the Amended Credit Agreement) of $1.0 billion.

The Revolving Credit Facility has a scheduled maturity date of February 10, 2021, with a one-year extension option, subject to certain conditions, including payment of a 0.15% extension fee. The Term Loan Facility has a scheduled maturity date of February 10, 2022.

Amounts outstanding under the Credit Facility bear interest at either, at the Operating Partnership’s election, LIBOR plus a margin between 1.75% and 3.00% or a base rate plus a margin between 0.75% and 2.00%, in each case depending on the Company’s leverage. In addition, the Operating Partnership is required to pay a fee equal to 0.25% of the amount of the unused portion of the Revolving Credit Facility if amounts borrowed are equal to or greater than 50% of the total commitments under the Revolving Credit Facility or 0.35% if amounts borrowed are less than 50% of such commitments.

The Amended Credit Agreement contains customary representations and warranties and financial and other affirmative and negative covenants. The Operating Partnership’s ability to borrow under the Credit Facility is subject to ongoing compliance by the Company and the Operating Partnership with various customary restrictive covenants, including with respect to liens, indebtedness, investments, distributions, mergers and asset sales. In addition, the Amended Credit Agreement requires the Company and the Operating Partnership to satisfy certain financial covenants, including the following:

•

total consolidated indebtedness not exceeding 60%  of gross asset value (or 65% for up to two consecutive quarters following any acquisition with a purchase price equal to or greater than $150 million, but only up to two times during the term of the Credit Facility);

•	a minimum fixed charge coverage ratio (defined as the ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated fixed charges) of 1.75 to 1.00;
•	a minimum consolidated tangible net worth (defined as gross asset value less total consolidated indebtedness) of $275.0 million plus 75% of the sum of any additional net offering proceeds;
•	a minimum aggregate occupancy rate of 85% for borrowing base properties;
•	a minimum weighted-average remaining initial lease term of five years for borrowing base properties; and
•	minimum borrowing base assets of at least ten borrowing base properties with an aggregate appraised value of $375.0 million.

The Operating Partnership may, at any time, voluntarily prepay any loan under the Credit Facility in whole or in part without premium or penalty

The Amended Credit Agreement includes customary events of default, in certain cases subject to customary periods to cure. The occurrence of an event of default, following the applicable cure period, would permit the lenders to, among other things, declare the unpaid principal, accrued and unpaid interest and all other amounts payable under the Credit Facility to be immediately due and payable.

The Operating Partnership’s obligations under the Amended Credit Agreement are guaranteed by the Company and certain of its subsidiaries, pursuant to the Second Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of February 10, 2017 (the “Guaranty”).

The foregoing summary of the Amended Credit Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement and the Guaranty, copies of which are attached as Exhibit 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of February 10, 2017, by and among the Operating Partnership and KeyBank National Association, as administrative agent and a lender, and the other agents and lenders party thereto.

10.2

Second Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of February 10, 2017, by and among the Company and its subsidiaries party thereto, in favor of KeyBank National Association and the other lenders under the Amended Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedEquities Realty Trust, Inc.

Date: February 13, 2017	By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of February 10, 2017, by and among the Operating Partnership and KeyBank National Association, as administrative agent and a lender, and the other agents and lenders party thereto.

10.2

Second Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of February 10, 2017, by and among the Company and its subsidiaries party thereto, in favor of KeyBank National Association and the other lenders under the Amended Credit Agreement.